FORBEARANCE AGREEMENT

THIS FOREBEARANCE AGREEMENT (the “Agreement”) is dated as of June 11, 2010 by and among DESERT CAPITAL REIT, Inc., a Maryland Corporation,(“Desert Capital”)(the “Guarantor”), and JEFFERY K. HOLLOWAY, TRUSTEE OF THE SAGE TRUST dated 8/17/93; JEFFREY K. HOLLOWAY, TRUSTEE OF THE RICH LIVING TRUST dated 7/10/98; The DEBELLIS FAMILY LIMITED PARTNERSHIP; WELLS FARGO, TRUSTEE OF THE PETE P. KUBENA TRUST; LAURENCE R. MEYERSON; R. L. FAIMAN 1995 IRREVOCABLE TRUST dated 8/8/95; RLF DIVERSIFIED GENERAL PARTNERSHIP; RUSSEL E. WARTHEN SEPARATE PROPERTY TRUST; RUSSEL E. WARTHEN IRA; DANA WARTHEN WAINWRIGHT; JUDITH G. LALLY TRUST; R. MARK WARTHEN; SHANNON W. SAMUELS; PAIGE E. WARTHEN; TARA WARTHEN MADSON; JOHN MERRILL WARTHEN FAMILY TRUST; REBECCA WARTHEN; LINDA M. TUCKER TRUST; THE JOSEPH A. DEBELLIS, M.D. CHARTERED PROFIT SHARING PLAN (collectively the “Lender”). All terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Loan Documents, as defined below.

RECITALS:

WHEREAS, on the September 17, 2007, WARM, JONES, LLC, A Nevada Limited Liability Company, (the “Borrower”), executed, among other documents, a Promissory Note Secured by Deed of Trust (the “Note”), Deed of Trust and  Assignment of Rents and Agreements and Loan Instruction Letter (collectively, along with the Guarantor Agreements defined below, the “Loan Documents”);

WHEREAS, on September 17, 2007, Desert Capital executed a Guaranty;

WHEREAS, the loan evidenced by the Loan Documents in the amount of Thirteen Million Six Hundred Seventy-Five Thousand Dollars ($13,675,000.00) (the “Loan”) matured on October 1, 2008;

WHEREAS, on or about September 2008 the parties executed that certain  Extension of $13,675,000.00 Promissory Note Secured by Deed of Trust Dated September 17, 2007 (“First Extension”), which extended the Loan to April 1, 2009;

WHEREAS, on or about February 2009 the parties executed that certain Second  Extension of $13,675,000.00 Promissory Note Secured by Deed of Trust Dated September 17, 2007 (“Second Extension”), which extended the Loan to February 1, 2010;

WHEREAS, default has occurred in the payment of the indebtedness due by Borrower to Lender under the Note and other Loan Documents and the Guarantor has breached the terms of its Guaranty  by failing to cure the Borrower’s default (the “Current Default”);

WHEREAS, Lender filed a lawsuit against Guarantor for breach of its guaranty. The case is pending in Clark County Nevada District Court as Case No. A612945; and,

WHEREAS, notwithstanding the fact the Loan has matured and there are currently uncured Events of Default, Guarantor have requested that Lender forbear from exercising Lender’s remedies under the Loan Documents. Lender is agreeable to forbearing from exercising its remedies under the Loan Documents subject to the satisfaction of the conditions set forth herein and provided that (i) such postponement or forbearance shall be without prejudice to Lender’s remedies at law or in equity; (ii) Lender does not hereby waive any of Lender’s remedies and does not grant to the Borrower or Guarantor any additional rights to receive notice or to have an opportunity to cure other than as set forth in the Loan Documents and this Agreement; (iii) Lender does not waive any Current Defaults or waive any future Events of Default which may occur under the Loan Documents or this Agreement; (iv) Such forbearance shall not affect the right of Lender to accelerate the Note based upon any future Events of Default; and (v) Lender does not agree to amend or modify the Loan Documents, except for the forbearance and as set forth herein.

NOW, THEREFORE, and in consideration of the promises, premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Guarantor agree as follows:

1.	Guarantor hereby acknowledges and agrees that:

(a)           On and as of the date hereof, (i) material Events of Default exist under the Note, Deed of Trust, and other Loan Documents, (ii) timely, adequate and proper notice of the occurrence of such Events of Default have been received by Borrower and Guarantor from Lender, (iii) all grace periods, if any, applicable to such Events of Default have expired, (iv) each of such Events of Default continued without timely cure by Borrower and Guarantor, and (v) Lender has not waived in any respect any or all of such Events of Default or any of the Lender’s remedies with respect thereto.

(b)           Upon execution of this Agreement and receipt of the payments required under Paragraph 2(a), Lender will rescind the Notice of Default which was recorded in accordance with the Loan Documents and NRS Chapter 107, and which commenced the foreclosure proceedings against the collateral securing the Loan.  Lender agrees that if the terms of this Agreement are met and there are no future Events of Default, Lender shall not restart a foreclosure action or exercise any other rights or remedies available to it at law or in equity against Borrower or Guarantor as a result of the Current Default until on or after June 12, 2011 (the “Forbearance Period”). Unless the Loan is paid in full on or before June 11, 2011, Lender may proceed with a new foreclosure action by recording a Notice of Default and enforce its contractual and statutory remedies on or after June 12, 2011.

(c)           The Note, the other Loan Documents and all of Borrower’s liabilities and obligations under the Note and the other Loan Documents shall, except as expressly modified hereby, remain in full force and effect and shall not be released, impaired, diminished or in any other way modified or amended as a result of the execution and delivery of this Agreement or by any of the undertakings or agreements contained herein except as follows:

i. Provided there is no further breach of the Loan Documents or this Agreement, and the Loan is repaid during the Forbearance Period, Lender agrees to waive outstanding interest, fees and costs which are currently due as of June 11, 2010, thereby reducing the Loan balance to the original principle sum of $13,675,000.00.

ii. Provided there is no further breach of the Loan Documents or this Agreement, Lender agrees to waive all interest, fees, and penalties, if any, during the Forbearance Period.

iii. Should there be any future breach of the Loan Documents or this Agreement of any kind, the waivers contained in 1(c)(i) and (ii) shall be revoked and all sums due in excess of the principal balance and all interest due under the Note shall be reinstated without further notice or act by Lender.

2. Provided the following provision are fully, completely and timely complied with (the “Conditions”), Lender agrees to forbear from the exercise of any of Lender’s remedies against Borrower or Guarantor on account of the Current Default:

(a) Concurrently with its execution of this Agreement, Guarantor shall tender the following payments (collectively the ‘Forbearance Payment”), made payable to Craig Burr IOLTA:  (i) All real estate taxes and other assessments to bring the Loan collateral current. Guarantor estimates the outstanding balance to be $236,655.36 through June 14, 2010 (to be adjusted for full payment to bring taxes current through one week after payment is tendered) (Guarantor shall have the option to pay the property taxes directly to the Clark County Treasurer, however, Lender will not execute this Agreement until it is satisfied that the taxes have been paid in full); (ii) Foreclosure fees incurred by Lender through Chicago Title of $18,871.00; and (iii) Attorneys fees incurred by Lender of $6,000.

(b) Guarantor shall pay the 2010 – 2011 property taxes, and any other assessment or charge levied or assessed against the property, by delivering a cashiers’ check, or other acceptable certified funds, to the account of Craig Burr IOLTA as follows: First installment - August 6, 2010; Second installment – September 24, 2010; Third installment – December 20, 2010; Fourth installment – February 19, 2011.

(c) Upon execution of this Agreement, receipt of the Forbearance Payment and provided there is no further, or new, breach of the Loan Documents or this Agreement, Lender agrees to forbear from filing foreclosure proceedings or exercising any other rights or remedies available to it at law or in equity against Borrower or Guarantor as a result of the Current Default until June 12, 2011.  At all times herein, the Loan remains matured and fully due and payable.

(d) If there are any defaults under this Agreement, or if there are additional Events of Default under the Loan Documents, or if the Loan is not repaid in full during the Forbearance Period, all amounts that are then unpaid shall become immediately due and owing and added to the principal of the Note as if this Agreement had not been executed, including the conditional forgiveness of outstanding interest and fees as outlined in the Note.

(e) With the exception of the Current Default, no default under this Agreement, no Event of Default, and no event which with or without notice or lapse of time, or both, could ripen into an Event of Default, shall have occurred and be continuing.

(f) Guarantor shall furnish copies of all loan commitments and letters of intent received by it or any of its affiliates for the purpose of repaying the Note immediately upon their receipt.

(g) Should Guarantor be named the debtor of a voluntary or involuntary bankruptcy action, or are the subject of a receivership action, Lender may deem such action(s) an Event of Default and proceed to exercise its rights under the Loan Documents and this Agreement as such.

3. Except as provided for herein, the agreement by Lender to forbear from pursuing the Lender’s remedies is without prejudice to Lender’s rights and remedies under the Loan Documents, and, subject to Lender’s agreement to forbear hereunder, acceptance and application of the payments provided for herein shall under no circumstances be deemed to be a waiver of any Current Default or any other default currently existing under Loan Documents or any future Event of Default, or diminish, alter, abrogate or adversely affect the Lender’s remedies. Except as specifically provided herein, nothing herein shall be deemed to be a modification of the Loan Documents.

4. In consideration of Lender’s forbearance as provided herein, Guarantor, its parent, subsidiary, or affiliated corporations or entities, partners, partnerships, agents, employees, officers, directors, principals, heirs and assigns, hereby releases, acquits and forever discharges Lender, and all of Lender’s past and present subsidiary corporations, affiliates, joint venturers, successors, assigns, officers, directors, trustees, beneficiaries, agents and employees (in their individual and representative capacities as officers, directors, agents and employees) (collectively, the “Affiliates”) of and from any and all claims, losses, causes of action, costs, expenses, attorneys’ fees, liabilities, indemnities, subrogations (contractual or equitable), duties, and obligations of any nature whatsoever (collectively, the “Claims”), at law or in equity, whether known or unknown, fixed or contingent, from whatever source derived including, without limitation, any and all potential lender liability claims against Lender.  Guarantor acknowledges that it has no rights, defenses, offsets or other Claims and waives any such rights, defenses, offsets or other Claims which it had or may have against Lender, the Affiliates, the Loan and related documents.  The release and waiver provided in this Agreement shall foreclose Guarantor from raising against Lender, or any of the Affiliates, any matter released in any manner whatsoever, including by way of complaint, counterclaim, cross-complaint, third party or indemnity claim, set off or recoupment.  Guarantor hereby agrees to assume the risk of any and all unknown, unanticipated or misunderstood claims, causes of action, contracts, liabilities, indebtedness, or obligations that are released by this Agreement in favor of Lender and the Affiliates, and hereby waive and release all rights and benefits that they might otherwise have with regard to the release of such unknown, unanticipated, or misunderstood claims, causes of action, liabilities, indebtedness, and obligations. Guarantor acknowledges that it is represented by counsel and that such counsel has considered this release and has advised Guarantor regarding the consequences of granting such a release.

5. All waiver provisions contained in the Loan Documents remain in full force and effect and shall not be deemed to have been waived by Lender as a result of the execution of this Agreement.

6. Guarantor hereby agrees that negotiations, if any, between Guarantor and Lender shall not constitute a waiver of Lender’s right to exercise any of Lender’s remedies. To be effective, any waiver must be set forth in writing and duly executed by an authorized representative of Lender. Guarantor, nor its representatives, shall be entitled to rely upon any verbal statements made or purported to be made by or on behalf of Lender in connection with any alleged agreement by Lender to refrain from exercising any of Lender’s remedies.

7. Guarantor agrees to pay, upon repayment of the Note or expiration of the Forbearance Period, all costs and expenses incurred by Lender in connection with Lender’s entering into this Agreement, including, without limitation, reasonable attorneys’ fees and all direct out-of-pocket costs to Lender incurred in connection with this Agreement or proceeding with the exercise of lender’s remedies, other than the legal expenses paid pursuant to this Agreement.

8. This Agreement reflects the entire understanding of the parties with respect to the subject matter herein contained and supersedes any prior agreements, whether written or oral, in regard thereto.

9. Except as expressly modified herein, all terms of the Note and the other Loan Documents shall be and shall remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Lender. This Agreement shall not affect any guaranty or other liability arising under the Loan.  The guaranty is not limited, waived or released by virtue of this Agreement or otherwise.

10. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA.

11. GUARANTOR WAIVE TRIAL BY JURY WITH RESPECT TO THE LOAN DOCUMENTS AND THIS AGREEMENT, OR ANY MATTERS ARISING THEREFROM.

12. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same agreement among the parties.

13. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14. Time of the essence under this Agreement.

15. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision.

16. The lawsuit pending against the Guarantor (Case No. A612945) shall “stand still” during the Forbearance Period unless there is another breach of the Loan Documents or of this Agreement, in which case Lender shall issue to Guarantor, by first class mail, a 20 day notice to answer the complaint.

17. Guarantor acknowledges that regardless of any prior or future requests, proposals, conversations or representations, Lender shall not be obligated to grant any further forbearance.

18. In making this Agreement, it is understood and agreed that the undersigned specifically warrant and represent that in so doing they have been fully advised and represented by legal counsel of their own selection, are fully familiar with all of the circumstances surrounding the Agreement, and in executing this Agreement they do so relying wholly upon their own judgment and advice of counsel of their own independent selection, and that they have not been influenced whatsoever regarding the matters set forth herein by other parties or by any of the other parties’ agents, servants, employees, representatives, successors or attorneys.

IN WITNESS WHEREOF, this Agreement has been executed effective as of the date first written above.

GUARANTOR:

Desert Capital REIT, Inc.
A Maryland Corporation

By:           /s/ Todd Parriott
TODD PARRIOTT, President CEO

STATE OF NEVADA  )
   ) ss.
COUNTY OF CLARK )

This instrument was acknowledged before me on this 18 day of June, 2010, by TODD PARRIOTT, President CEO of  Desert Capital REIT, Inc. a Maryland corporation, proved to me to be the person whose name is subscribed to this instrument and who acknowledged to me that he executed the same freely and voluntarily.

Subscribed and Sworn to before me
On this 18 day of June, 2010.

/s/Cynthia Crespo
NOTARY PUBLIC in and for said
County and State
LENDER:

Sage Trust

By: /s/Jeffrey K. Holloway
Jeffrey K. Holloway,
Trustee of the Sage Trust dated 8/17/93

Rich Living Trust

By: /s/Jeffrey K. Holloway
Jeffrey K. Holloway,
Trustee of the Rich Living Trust dated 7/10/98

The DeBellis Family Limited Partnership
By:  Rocky Joe, LLC, Its Manager

By: /s/Joseph DeBillis
Joseph DeBillis, Manager
44 Quail Hollow Drive
Henderson, Nevada  89014

The Joseph A. DeBellis, M.D. Chartered Profit
Sharing Plan

By: /s/Joseph DeBillis
Joseph A. DeBellis, Trustee

Pete P. Kubena Trust

By: /s/Michelle K. Carner
Wells Fargo Bank N.A, Trustee

/s/ Laurence R. Meyerson
Laurence R. Meyerson

R.L. Faiman 1995 Irrevocable Trust dated 8/8/95

By: /s/Deborah L. Shoofey
Deborah L. Shoofey, Trustee

RLF Diversified General Partnership

By: /s/ Deborah L. Shoofey
Deborah L. Shoofey, Trustee

Russel E. Warthen Separate Property Trust

By: /s/Russel E. Warthen
Russel E. Warthen, Trust

Russel E. Warthen IRA, First Savings Bank Custodian

By:   /s/Russel E. Warthen

/s/Dana Warthen Wainwright
Dana Warthen Wainwright

Judith G. Lally Trust

By: /s/Russel E. Warthen, Trustee

/s//R. Mark Warthen
R. Mark Warthen

/s/Shannon W. Samuels
Shannon W. Samuels

/s/Paige E. Warthen
Paige E. Warthen

/s/Tara Warthen Madson
Tara Warthen Madson

John Merrill Warthen Family Trust

By:/s/John Merril Warthen

/s/Rebecca Warthen
Rebecca Warthen

Linda M. Tucker Trust

By: Russel E. Warthen
Russel E. Warthen, Trustee